UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2016

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 12, 2016, Electro Scientific Industries, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”), which amends the Company’s Loan and Security Agreement dated March 20, 2015 (the “Loan Agreement”) between the Company and Silicon Valley Bank (“Bank”).

Following is a summary of changes made to the Loan Agreement under the Amendment. Capitalized terms not defined herein have the meanings ascribed to them in the Loan Agreement.

•
The dollar thresholds for the Non-Formula Period are reduced to $30,000,000.00 (from $65,000,000.00), and the Streamline Period and Off-Streamline Period are no longer relevant for determining the interest rate applicable to advances or to the Company’s compliance with covenants in the Loan Agreement, including financial covenants. Instead, for these purposes, the only relevant inquiry is whether the Company is in a Non-Formula Period or not.

•
Financial statements, reports and certificates required under subsections 6.2(a) - (e) of the Loan Agreement are now required on a monthly basis rather than on a weekly, monthly or quarterly basis depending on whether the Company was in a Non-Formula Period, Non-Borrowing Period, Streamline Period or Off-Streamline Period.

•
The Bank will no longer make advances to the Company that accrue interest at a rate calculated based on LIBOR. Instead, all advances will bear interest at a rate equal to the Prime Rate plus the Prime Rate Margin.

•
The Prime Rate Margin is now (a) during any Non-Formula Period, zero percent (0.00%), and (b) during any other time, one half of one percent (0.50%). Under the Loan Agreement (prior to being amended by the amendment), the Prime Rate Margin was (a) during any Non-Formula Period or any Streamline Period, zero percent (0.00%), and (b) during any Off-Streamline Period, one half of one percent (0.50%).

•
The Unused Revolving Facility Fee is an amount equal to (i) during any Non-Formula Period or any Non-Borrowing Period, three tenths of one percent (0.30%) per annum, and (ii) at any other time, four tenths of one percent (0.40%) per annum, in each case, of the average unused portion of the Revolving Line. Under the Loan Agreement (prior to being amended by the Amendment), the Unused Revolving Facility Fee was (i) during any Non-Formula Period or any Non-Borrowing Period, three tenths of one percent (0.30%) per annum, (ii) during any Streamline Period, four tenths of one percent (0.40%) per annum, and (iii) during any Off-Streamline Period that is not a Non-Borrowing Period, one half of one percent (0.50%) per annum, in each case, of the average unused portion of the Revolving Line.

•	The Company is no longer required to comply with the financial covenant regarding Tangible Net Worth for any period ending after March 31, 2016.

•	Commencing with the month ended June 30, 2016, the Company must comply with two new financial covenants:

•
The Company must maintain a ratio of (a) Quick Assets (generally, unrestricted cash and cash equivalents plus net billed accounts receivable, determined according to GAAP) to (b) (i) Current Liabilities (which include all liabilities, whether or not current liabilities, to Bank) minus (ii) the current portion of Deferred Revenue of at least 1.25 to 1.00.

•
The Company’s Adjusted EBITDA losses for the trailing twelve month period then-ended may not exceed (i) for the first (1st) month and second (2nd) month of each calendar quarter, Fourteen Million Dollars ($14,000,000.00) and (ii) for the third (3rd) month of each calendar quarter, Ten Million Dollars ($10,000,000.00).

•	The collateral monitoring fee of $3,500 per month is eliminated.

A copy of the Amendment is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits
10.1    First Amendment to Loan and Security Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2016

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary